Exhibit 16.1

Ernst & Young LLP Suite 500 725 South Figueroa Street Los Angeles, CA 90017-5418	Tel: +1 213 977 3200 Fax: +1 213 977 3729 ey.com

April 20, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 17, 2015, of Willdan Group, Inc. and are in agreement with the statements contained in the first, second, third and fourth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

A member firm of Ernst & Young Global Limited